As filed with the Securities and Exchange Commission on February 9, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

The ExOne Company

and certain subsidiaries identified in the “Table of Additional Registrants” below

(Exact name of registrant as specified in its charter)

Delaware	46-1684608
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

127 Industry Boulevard

North Huntingdon, Pennsylvania 15642

(724) 863-9663

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Loretta L. Benec

General Counsel and Corporate Secretary

The ExOne Company

127 Industry Boulevard

North Huntingdon, Pennsylvania 15642

(724) 863-9663

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Hannah T. Frank

McGuireWoods LLP

260 Forbes Avenue, Suite 1800

Pittsburgh, Pennsylvania 15222

(412) 667-7936

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-223690

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/proposed maximum offering price per unit/ proposed maximum aggregate offering price	Amount of registration fee
Primary Offering:
Common Stock, $0.01 par value	(1)
Preferred Stock, $0.01 par value	(1)
Debt Securities	(1)
Warrants	(1)
Units	(1)
Guarantees of Debt Securities by subsidiaries of the registrant(4)
Total Offering:	$16,850,000 (2)	$1,838.34(3)

(1)

Not specified with respect to each class of securities being registered under this registration statement pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”).

(2)

The registrant previously registered an aggregate principal amount of $125,000,000 of common stock, preferred stock, debt securities, warrants, units and guarantees of debt securities by subsidiaries of the registrant (collectively, the “Registered Securities”) on a Registration Statement on Form S-3 (File No. 333-223690) which was filed by the registration on March 15, 2018 and declared effective by the Securities and Exchange Commission (the “Commission”) on April 23, 2018 (the “Prior Registration Statement”). There remains $84,300,000 in unsold Registered Securities. In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of Registered Securities have a proposed maximum aggregate offering price of $16,850,000 is hereby registered, representing no more than 20% of the maximum aggregate offering price of unsold Registered Securities under the Prior Registration Statement. In no event will the maximum aggregate offering price of all securities issued pursuant to this Registration Statement and the Prior Registration Statement exceed the maximum amount registered under such Registration Statements.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act.
(4)

The guarantees of debt securities will be issued by one or more of the co-registrants identified in the “Table of Additional Registrants” below, each of which is a wholly-owned subsidiary of The ExOne Company, and will be issued without additional consideration. Pursuant to Rule 457(n) under the Securities Act, no registration fee is payable with respect to any such guarantees.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act.

TABLE OF ADDITIONAL REGISTRANTS

The following subsidiaries of the Registrant may guarantee the debt securities issued hereunder and are co-registrants under this registration statement. The address, including zip code, and telephone number, including area code, for each of the co-registrants is c/o The ExOne Company, 127 Industry Boulevard, North Huntingdon, Pennsylvania 15642, (724) 863-9663.

Name of Co-Registrant	Jurisdiction of Incorporation or Organization	I.R.S Employer Identification No.
ExOne KK	Japan	N/A
ExOne GmbH	Germany	N/A
ExOne Americas LLC	Delaware	26-1903443
ExOne Property GmbH	Germany	N/A

Explanatory Note

The Registrant is filing this registration statement pursuant to Rule 462(b) and General Instruction IV, both as promulgated under the Securities Act of 1933, as amended. This registration statement relates to the public offering of common stock, preferred stock, debt securities, warrants, units and guarantees of debt securities (collectively, the “Registered Securities”) contemplated by the shelf registration statement on Form S-3 (File No. 333-223690) (the “Prior Registration Statement”) declared effective by the Securities and Exchange Commission on April 23, 2018 and is being filed for the sole purpose of increasing the maximum aggregate offering price of the Registered Securities to be registered by $16,850,000. This amount is equal to 20% of the maximum aggregate offering price of unsold securities under the Prior Registration Statement. The information set forth in the Prior Registration Statement, including the exhibits thereto, is incorporated by reference herein.

The required opinions and consents are listed on the exhibit index attached hereto and filed herewith.

Exhibit Index

Exhibit Number	Description

5.1	Opinion of McGuireWoods LLP.

23.1	Consent of Schneider Downs & Co., Inc., an Independent Registered Public Accounting Firm.

23.2	Consent of McGuireWoods LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (previously filed with the Commission in connection with the Registration Statement on Form S-3 (File No. 333-223690) filed on March 15, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on February 9, 2021.

THE EXONE COMPANY

By:	/s/ John F. Hartner
John F. Hartner
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 9, 2021.

Signature	Title

/s/ John F. Hartner John F. Hartner	Chief Executive Officer (Principal Executive Officer)

/s/ Douglas D. Zemba Douglas D. Zemba	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ * S. Kent Rockwell	Director

/s/ * John Irvin	Director

/s/ * Gregory F. Pashke	Director

/s/ * Lloyd A. Semple	Director

/s/ * William F. Strome	Director

/s/ * Bonnie K. Wachtel	Director

*By: /s/ Loretta Benec Loretta Benec	Attorney-in-Fact

/s/ Roger Thiltgen Roger Thiltgen	Director

*	Pursuant to power of attorney

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Odawara-shi, Kanagawa, Japan, on February 9, 2021.

EXONE KK

By:	/s/ *
Ken Yokoyama
Representative Director

*By:	/s/ Loretta Benec
Loretta Benec, Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 9, 2021.

Signature	Title

/s/ * Ken Yokoyama	Representative Director (Principal Executive Officer)

/s/ * Noriko Tsumita	Administration Manager (Principal Financial and Accounting Officer)

*By: /s/ Loretta Benec Loretta Benec, Attorney-in-Fact	Attorney-in-Fact

/s/ Loretta L. Benec Loretta L. Benec	Agent of Service (Authorized U.S. Representative)

*	Pursuant to power of attorney

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Gersthofen, Germany, on February 9, 2021.

EXONE GMBH

By:	/s/ *
Eric Bader
Managing Director

	*By:	/s/ Loretta Benec
Loretta Benec, Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 9, 2021.

Signature	Title

/s/ * Eric Bader	Co-Managing Director (Principal Executive Officer, Financial and Accounting Officer)

*By: /s/ Loretta Benec Loretta Benec, Attorney-in-Fact

/s/ Loretta L. Benec Loretta L. Benec

Agent of Service (Authorized U.S. Representative)

*	Pursuant to power of attorney

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on February 9, 2021.

EXONE AMERICAS LLC

BY:	THE EXONE COMPANY, ITS SOLE MEMBER

By:	/s/ John F. Hartner
John F. Hartner
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 9, 2021.

Signature	Title

/s/ John F. Hartner John F. Hartner	Chief Executive Officer (Principal Executive Officer)

/s/ Douglas D. Zemba Douglas D. Zemba	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ John F. Hartner John F. Hartner	Chief Executive Officer of The ExOne Company, in its capacity as sole member of ExOne Americas LLC †

†	ExOne Americas LLC has no directors or managers.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Gersthofen, Germany, on February 9, 2021.

EXONE PROPERTY GMBH

By:	/s/ *
Eric Bader
Managing Director

*By:	/s/ Loretta Benec Loretta Benec, Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 9, 2021.

Signature	Title

/s/ * Eric Bader	Managing Director (Principal Executive Officer, Financial and Accounting Officer)

*By: /s/ Loretta Benec Loretta Benec, Attorney-in-Fact

/s/ Loretta L. Benec Loretta L. Benec	Agent of Service (Authorized U.S. Representative)

*	Pursuant to power of attorney